NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations	Trade Relations
Cameron Associates	Brian Wolfenden
Kevin McGrath	Director of Marketing Communications
212.245.4577	(603) 594-8585, ext. 3435
kevin@cameronassoc.com	bwolfenden@presstek.com
or
Richard Moyer
212.554.5466
Richard@cameronassoc.com

PRESSTEK TO BE ACQUIRED BY AFFILIATE OF
AMERICAN INDUSTRIAL PARTNERS

Greenwich, CT – August 23, 2012 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries (“Presstek”), today announced that it has entered into a definitive merger agreement under which it would be acquired by MAI Holdings, Inc., an entity affiliated with American Industrial Partners Capital Fund IV, L.P. ("AIP").

Under the terms of the agreement and plan of merger, which has been unanimously approved by the Company’s Board of Directors, Presstek’s shareholders will receive $0.50 in cash for each share of Common Stock.  This represents a premium of 16.3% over closing share price of the Common Stock on August 22, 2012. The agreement is subject to the approval of shareholders and other customary closing conditions and is expected to close during the fourth quarter of 2012.  In connection with the transaction, AIP has obtained the agreement of Presstek’s largest shareholder, IAT Reinsurance Company, Ltd. and its affiliates, which own 24.5% of the outstanding Common Stock, to vote in favor of the merger at the special shareholders meeting to be called for that purpose, subject to certain conditions.

In announcing the agreement, Stanley E. Freimuth, Presstek’s Chairman, President and CEO, said: “We are excited to combine the financial resources of AIP with the strong product portfolio of Presstek.  We believe that this combination will help to fuel the growth of the Company,

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

which has been challenging over the past few years as a result of the worldwide economic downturn.  AIP is no stranger to our industry.  One of its portfolio companies, Mark Andy, Inc., is the world's leading designer of narrow and mid-web flexographic equipment and aftermarket products serving the label, packaging and specialty printing markets. We look forward to working with Mark Andy in areas where it makes sense for both companies.”

AIP is an operationally focused private equity investment firm that applies a collaborative approach with management in building and improving middle-market companies.  In commenting on the transaction, Richard Hoffman of AIP said "Presstek represents a very attractive portfolio investment for AIP.  The company has best-in-class technologies, headlined by its highly efficient and versatile 75DI digital offset printing press, and we look forward to partnering with Presstek’s management team to help the company and its product portfolio achieve their full potential."

GCA Savvian Advisors, LLC has served as financial advisor and McDermott, Will & Emery, LLP has served as legal counsel to Presstek in connection with this transaction.  Ropes & Gray, LLP has served as legal counsel to AIP in connection with this transaction.

About Presstek:
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions and PhD 830, a high resolution preheat, thermal CTP plate that offers run lengths of one million and more impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc.
About American Industrial Partners:
American Industrial Partners is an operationally oriented middle-market private equity firm that

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056 Fax: 203.769.8099
www.presstek.com

makes control investments in North American-based industrial businesses serving domestic and global markets.  American Industrial Partners has deep roots in the industrial economy and has been active in private equity investing since 1989. To date, the Firm has completed over 30 transactions and is currently managing more than $1.1 billion in equity capital.  American Industrial Partners invests in all forms of corporate divestitures, management buyouts, recapitalizations, and going-private transactions of established businesses with revenues of $100 million to $500 million. For more information about American Industrial Partners, contact Ben DeRosa, Partner at 212-627-2360, extension 200.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of the sale of the Company to a newly formed company of American Industrial Partners Capital Fund IV, L.P. ("AIP").  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the approval of the merger agreement at a special meeting of shareholders to be called by the Company; the satisfaction of conditions precedent to the closing of the transaction, as set forth in the Merger Agreement, and other factors.  Additional factors that may affect the future results of the Company are set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Presstek intends to file a proxy statement and other materials with the SEC in connection with the proposed

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056 Fax: 203.769.8099
www.presstek.com

transaction.  Before making any voting decision, Presstek shareholders are advised to read the proxy statement and other relevant materials when they become available because they will contain important information about Presstek and the merger. Copies of these documents (when they are available) and other documents filed with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed by Presstek with the SEC may be obtained free of charge by contacting the Company’s Secretary at 10 Glenville Street, Greenwich, Connecticut 06831. Presstek filings with the SEC are also available on its website at www.presstek.com.   The contents of the website are not deemed to be incorporated by reference into this press release.

Participants in the Solicitation

Presstek and its officers and directors may be deemed to be participants in the solicitation of proxies from Presstek shareholders with respect to the merger. Information about Presstek officers and directors and their ownership of Presstek common stock is set forth in the proxy statement for the Presstek 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2012.  These documents are available free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed by Presstek with the SEC may be obtained free of charge by contacting the Company’s Secretary at 10 Glenville Street, Greenwich, Connecticut 06831. Presstek filings with the SEC are also available on its website at www.presstek.com.   The contents of the website are not deemed to be incorporated by reference into this press release.  More detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger will be set forth in the proxy statement regarding the merger that Presstek intends to file with the SEC, as described above.

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056 Fax: 203.769.8099
www.presstek.com